THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT.

No. of Shares of Common Stock:  500,000                            Warrant No. 1



                                     WARRANT


                           To Purchase Common Stock of


                                                PRIME RETAIL, INC.


                                December 22, 2000


                  THIS IS TO CERTIFY THAT FRIT PRT LENDING LLC, a Delaware limited liability Company, or registered assigns, is entitled, at any time prior to the Expiration Date (as hereinafter defined), to purchase from Prime Retail, Inc., a Maryland corporation ("Company"), Five Hundred Thousand (500,000) shares of Common Stock (as hereinafter defined and subject to adjustment as provided herein), in whole or in part, including fractional parts, at a purchase price of $1.00 per share, all on the terms and conditions and pursuant to the provisions hereinafter set forth.

1.       DEFINITIONS

                  As used in this Warrant, the following terms have the respective meanings set forth below:

                  "Additional Shares of Common Stock" shall mean all shares of Common Stock issued or issuable by Company after the date hereof, other than:

                  (i)   shares of Warrant Stock;

                  (ii) shares of Common Stock issued or issuable pursuant to stock options, restricted stock awards or bonus stock awards granted under the Company's employee and director long term incentive plans from time to time adopted in good faith by the Board of Directors of the Company, but only to the extent that the sum of (x) the aggregate number of shares of Common Stock issued pursuant to such plans (including any such shares issued upon the exercise of options granted under such plans), whether issued on, prior of or after the date hereof and (y) the aggregate number of shares of Common Stock potentially issuable pursuant to options or awards granted under such plans, whether granted on, prior to or after the date hereof that have not yet been exercised does not exceed, at any time, 10% of issued and outstanding shares of Common Stock;

                  (iii) shares of Common Stock issued to holders of Common Units of Prime Retail, L.P. in exchange for such Common Units pursuant to the Fourth Amended and Restated Agreement of Limited Partnership of
Prime Retail L.P., as amended or modified from time to time; and

                  (iv) shares of Common Stock issued upon conversion of shares of the Company's 8.5% Series B Cumulative Participating Convertible Preferred Stock, $0.01 par value per share issued and outstanding on the date hereof.

                  "Appraised Value" shall mean, in respect of any share of Common Stock on any date herein specified, the fair saleable value of such share of Common Stock (determined without giving effect to the discount for (i) a minority interest or (ii) any lack of liquidity of the Common Stock or to the fact that Company may have no class of equity registered under the Exchange Act) as of the last day of the most recent fiscal month to end within 60 days prior to such date specified, based on the value of Company, as determined by an investment banking firm selected in accordance with the terms of Section 15, divided by the number of Fully Diluted Outstanding shares of Common Stock.

                  "Book Value" shall mean, in respect of any share of Common Stock on any date herein specified, the consolidated book value of Company as of the last day of any month immediately preceding such date, divided by the number of Fully Diluted Outstanding shares of Common Stock as determined in accordance with GAAP (assuming the payment of the exercise prices for such shares) by a "Big 5" firm of independent certified public accountants (i.e., one of the five largest accounting firms in the U.S.) selected by Company and reasonably acceptable to the Majority Holders.

                  "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

                  "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

                  "Common Stock" shall mean (except where the context otherwise indicates) the Common Stock, $.01 par value, of Company as constituted on the date hereof, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of stock of Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation (as defined in Section 4.8) received by or distributed to the holders of Common Stock of Company in the circumstances contemplated by
Section 4.8.

                  "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Additional Shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

                  "Current Market Price" shall mean, in respect of any share of Common Stock on any date herein specified, the higher of (a) the Book Value per share of Common Stock at such date, and (b) the Appraised Value per share of Common Stock as at such date, or if there shall then be a public market for the Common Stock, the average of the daily market prices for 30 consecutive Business Days commencing 45 days before such date. The daily market price for each such Business Day shall be (i) the last sale price on such day on the principal stock exchange or NASDAQ Stock Market ("NASDAQ") on which such Common Stock is then listed or admitted to trading, (ii) if no sale takes place on such day on any such exchange or NASDAQ, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange or NASDAQ, (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange or NASDAQ, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or the National Quotation Bureau, Inc., (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or (v) if there is no such firm, as furnished by any member of the NASD selected mutually by the Majority Holders and Company or, if they cannot agree upon such selection, as selected by two such members of the NASD, one of which shall be selected by the Majority Holders and one of which shall be selected by Company.

                  "Current Warrant Price" shall mean, in respect of a share of Common Stock at any date herein specified, the price at which a share of Common Stock may be purchased pursuant to this Warrant on such date.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                  "Exercise Period" shall mean the period during which this Warrant is exercisable pursuant to Section 2.1.

                  "Expiration Date" shall mean December 22, 2010.

                  "Fully Diluted Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all shares of Common Stock Outstanding at such date and all shares of Common Stock issuable in respect of this Warrant outstanding on such date, and other options or warrants to purchase, or securities convertible into, shares of Common Stock outstanding on such date which would be deemed outstanding in accordance with GAAP for purposes of determining book value or net income per share.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as from time to time in effect.

                  "Holder" shall mean the Person in whose name the Warrant set forth herein is registered on the books of Company maintained for such purpose.

                  "Loan Agreement" shall mean the Loan Agreement as of December 22, 2000, by and between Fortress Registered Investment Trust and Prime Retail, L.P., a Delaware limited partnership.

                  "Majority Holders" shall mean the holders of Warrants exercisable for in excess of 50% of the aggregate number of shares of Common Stock then purchasable upon exercise of all Warrants, whether or not then exercisable.

                  "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.

                  "Other Property" shall have the meaning set forth in
Section 4.8.

                  "Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of Company or any subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

                  "Person" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Transfer" shall mean any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

                  "Warrants" shall mean the Warrants originally issued pursuant to the Loan Agreement and all warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

                  "Warrant Price" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to Section 2.1, multiplied by (ii) the Current Warrant Price as of the date of such exercise.

                  "Warrant   Stock"  shall  mean  the  shares  of  Common  Stock
purchased by the holders of the Warrants upon the exercise thereof.

2.       EXERCISE OF WARRANT

2.1. Manner of Exercise. From and after the date hereof and until 5:00 P.M., New York time, on the Expiration Date, Holder may exercise this Warrant, on any Business Day, for all or any part of the number of shares of Common Stock purchasable hereunder. Any exercise of this Warrant shall be subject to the ownership limitations set forth in the Company's articles of incorporation.

                  In order to exercise this Warrant, in whole or in part, Holder shall deliver to Company at its principal office at 100 East Pratt Street, 19th Floor, Baltimore, Maryland 21202, or at the office or agency designated by Company pursuant to Section 12, (i) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased, (ii) payment of the Warrant Price and (iii) this Warrant. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as Exhibit A, duly executed by Holder or its agent or attorney. Upon receipt thereof, Company shall, as promptly as practicable, and in any event within five Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as such Holder shall request in the notice and shall be registered in the name of Holder. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice, together with the cash or check or checks and this Warrant, is received by Company as described above and all taxes required to be paid by Holder, if any, pursuant to Section 2.2 prior to the issuance of such shares have been paid. If this Warrant shall have been exercised in part, Company shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of Holder, appropriate notation may be made on this Warrant and the same returned to Holder. Notwithstanding any provision herein to the contrary, Company shall not be required to register shares in the name of any Person who acquired this Warrant (or part hereof) or any Warrant Stock otherwise than in accordance with this Warrant.

                  Payment of the Warrant Price shall be made at the option of the Holder by (i) wire transfer of immediately available funds to an account or accounts designated by the Company, (ii) certified or official bank check, and/or (ii) by the Holder's surrender to Company of that number of shares of Warrant Stock (or the right to receive such number of shares) or shares of Common Stock having an aggregate Current Market Price equal to or greater than the Current Warrant Price for all shares then being purchased (including those being surrendered) (a "Cashless Exercise"), or (iv) any combination thereof, duly endorsed by or accompanied by appropriate instruments of transfer duly executed by Holder or by Holder's attorney duly authorized in writing.

                  In no event shall any Holder which is a Regulation Y Holder (as hereinafter defined) be entitled to exercise this Warrant if such exercise would, taking into consideration all other shares of Common Stock of the Company owned by such Regulation Y Holder, increase such Regulation Y Holder's ownership to greater than 4.9% of the Company's outstanding voting Common Stock on a fully-diluted basis, unless such exercise is:

                  (i) for the purpose of the sale of Warrant Stock to the public in an offering registered under the Securities Act;

                  (ii) for the purpose of a sale in connection with a private placement or other transaction pursuant to Rule 144 or rule 144A (or any successor provisions) under the Securities Act or otherwise exempt from the registration requirements of the Scurities Act in which no single purchaser receives an interest (treating any such Warrant as exercised) equivalent to more than two percent (2%) of the outstanding Common Stock;

                  (iii) for the purpose of the sale of Warrant Stock to a purchaser who is already a controlling shareholder of the Company; or

                  (iv) for the purpose of the sale of the underlying Common Stock back to the Company.

A "Regulation Y Holder" shall be defined as Holder which is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended (the "BHCA"), or a subsidiary thereof subject to Regulation Y under the BHCA. In the event of any change in the rules and regulations under the BHCA or any similar law, the effect of which is to permit the Regulation Y Holder to transfer this Warrant or the Warrant Stock in any other manner, the foregoing restriction shall be deemed modified to permit a transfer of this Warrant or the Warrant Stock in such other manner.

2.2. Payment of Taxes. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable and without any preemptive rights. Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof, unless such tax or charge is imposed by law upon Holder, in which case such taxes or charges shall be paid by Holder and shall be credited against the exercise price.

2.3. Fractional Shares. Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share which the Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Current Market Price per share of Common Stock on the date of exercise, if there is a public market for the Common Stock, or the Fair Market Value thereof as determined by the Board of Directors of Company.

2.4. Continued Validity. A holder of shares of Common Stock issued upon the exercise of this Warrant, in whole or in part, shall continue to be entitled with respect to such shares to all rights to which it would have been entitled as Holder under this Warrant. Company will, at the time of each exercise of this Warrant, in whole or in part, upon the request of the holder of the shares of Common Stock issued upon such exercise hereof, acknowledge in writing, in form reasonably satisfactory to such holder, its continuing obligation to afford to such holder all such rights; provided, however, that if such holder shall fail to make any such request, such failure shall not affect the continuing obligation of Company to afford to such holder all such rights.

3.       TRANSFER, DIVISION AND COMBINATION

3.1. Transfer. Transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of Company referred to in Section 2.1 or the office or agency designated by Company pursuant to Section 12, together with a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by Holder or its agent or attorney. Upon such surrender and, if required, such payment, Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new Warrant issued.

3.2. Division and Combination. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with Section 3.1 and with Section 9, as to any transfer which may be involved in such division or combination, Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

3.3. Expenses. Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 3.

3.4. Maintenance of Books. Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of the Warrants.

4.       ADJUSTMENTS

                  The number of shares of Common Stock for which this Warrant is exercisable, or the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. Company shall give each Holder notice of any event described below which requires an adjustment pursuant to this Section 4 at the time of such event.

4.1. Stock Dividends, Subdivisions and Combinations. If, at any time, Company shall:

(a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Additional Shares of Common Stock,

(b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (i) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Current Warrant Price shall be adjusted to equal (A) the Current Warrant Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment.

4.2. Certain Other Distributions. If at any time Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

(a) Cash (other than a cash dividend payable out of earnings accumulated from the date hereof),

(b) any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Shares of Common Stock), or

(c) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Additional Shares of Common Stock),

then (i) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such adjustment by a fraction (A) the numerator of which shall be the Current Market Price per share of Common Stock at the date of taking such record and (B) the denominator of which shall be such Current Market Price per share of Common Stock minus the amount allocable to one share of Common Stock of any such cash so distributable and of the fair value (as determined in good faith by the Board of Directors of Company, provided that if such amount is disputed by the Majority Holders, as determined by an opinion from an investment banking firm of recognized national standing selected by the Majority Holders) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (ii) the Current Warrant Price shall be adjusted to equal (A) the Current Warrant Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which this Warrant is exercisable immediately after such adjustment. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4.2 and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4.1.

4.3. Issuance of Additional Shares of Common Stock. (a) If at any time Company shall (except as hereinafter provided) issue or sell any Additional Shares of Common Stock, in exchange for consideration in an amount per Additional Share of Common Stock less than the Current Warrant Price at the time the Additional Shares of Common Stock are issued, then (i) the Current Warrant Price as to the number of shares for which this Warrant is exercisable prior to such adjustment shall be reduced to a price determined by dividing (A) an amount equal to the sum of (x) the number of shares of Common Stock Outstanding immediately prior to such issue or sale multiplied by the then existing Current Warrant Price, plus
(y) the  consideration,  if any, received by Company upon such issue or sale, by
(B) the total number of shares of Common Stock Outstanding immediately after such issue or sale; and (ii) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the Current Warrant Price in effect immediately prior to such issue or sale by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such issue or sale and dividing the product thereof by the Current Warrant Price resulting from the adjustment made pursuant to clause (i) above.

(b) If at any time Company shall (except as hereinafter provided) at any time issue or sell any Additional Shares of Common Stock for consideration in an amount per Additional Share of Common Stock less than the Current Market Price, then (i) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such issue or sale by a fraction (A) the numerator of which shall be the number of shares of Common Stock Outstanding immediately after such issue or sale, and (B) the denominator of which shall be the number of shares of Common Stock Outstanding immediately prior to such issue or sale plus the number of shares which the aggregate offering price of the total number of such Additional Shares of Common Stock would purchase at the then Current Market Price; and (ii) the Current Warrant Price as to the number of shares for which this Warrant is exercisable prior to such adjustment shall be adjusted by multiplying such Current Warrant Price by a fraction (X) the numerator of which shall be the number of shares for which this Warrant is exercisable immediately prior to such issue or sale; and (Y) the denominator of which shall be the number of shares of Common Stock purchasable immediately after such issue or sale.

(c) If at any time Company (except as hereinafter provided) shall issue or sell any Additional Shares of Common Stock in exchange for consideration in an amount per Additional Share of Common Stock which is less than the Current Warrant Price and Current Market Price (as defined above) at the time the Additional Shares of Common Stock are issued, the adjustment required under Section 4.3 shall be made in accordance with the formula in paragraph (a) or (b) above which results in the lower Current Warrant Price following such adjustment. The provisions of paragraphs (a) and (b) of Section 4.3 shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Section 4.1 or 4.2. No adjustment of the number of shares of Common Stock for which this Warrant shall be exercisable shall be made under paragraph (a) or (b) of Section 4.3 upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrant or other rights therefor) pursuant to Section 4.4 or
Section 4.5.

4.4. Issuance of Warrants or Other Rights. If at any time Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which Company is the surviving corporation) issue or sell, any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such Convertible Securities shall be less than the Current Warrant Price or the Current Market Price in effect immediately prior to the time of such issue or sale, then the number of shares for which this Warrant is exercisable and the Current Warrant Price shall be adjusted as provided in Section 4.3 on the basis that the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and Company shall be deemed to have received all of the consideration payable therefor, if any, as of the date of the issuance of such warrants or other rights. No further adjustments of the Current Warrant Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issue of such Common Stock upon such conversion or exchange of such Convertible Securities.

4.5. Issuance of Convertible Securities. If at any time Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which Company is the surviving corporation) issue or sell, any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange shall be less than the Current Warrant Price or Current Market Price in effect immediately prior to the time of such issue or sale, then the number of Shares for which this Warrant is exercisable and the Current Warrant Price shall be adjusted as provided in Section 4.3 on the basis that the maximum number of Additional Shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and Company shall have received all of the consideration payable therefor, if any, as of the date of issuance of such Convertible Securities. No adjustment of the number of Shares for which this Warrant is exercisable and the Current Warrant Price shall be made under this Section 4.5 upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section 4.4. No further adjustments of the number of Shares for which this Warrant is exercisable and the Current Warrant Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and, if any issue or sale of such Convertible Securities is made upon exercise of any warrant or other right to subscribe for or to purchase any such Convertible Securities for which adjustments of the number of Shares for which this Warrant is exercisable and the Current Warrant Price have been or are to be made pursuant to other provisions of this Section 4, no further adjustments of the number of Shares for which this Warrant is exercisable and the Current Warrant Price shall be made by reason of such issue or sale.

4.6.     [INTENTIONALLY OMITTED]

4.7. Other Provisions Applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Current Warrant Price provided for in this Section 4:

(a) Computation of Consideration. To the extent that any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued for cash consideration, the consideration received by Company therefor shall be the amount of the cash received by Company therefor, or, if such Additional Shares of Common Stock or Convertible Securities are offered by Company for subscription, the subscription price, or, if such Additional Shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and without taking into account any compensation, discounts or expenses paid or incurred by Company for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of Company, provided that if the Majority Holders shall dispute such determination, such fair value shall be determined by an investment banking firm of recognized standing selected by the Majority Holders. In case any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase such Additional Shares of Common Stock or Convertible Securities shall be issued in connection with any merger in which Company issues any securities, the amount of consideration therefor shall be deemed to be the fair value, as determined in good faith by the Board of Directors of Company, of such portion of the assets and business of the nonsurviving corporation as such Board in good faith shall determine to be attributable to such Additional Shares of Common Stock, Convertible Securities, warrants or other rights, as the case may be, provided that if the Majority Holders shall dispute such determination, such fair value shall be determined by an investment banking firm of recognized standing selected by the Majority Holders. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by Company for issuing such warrants or other rights plus the additional consideration payable to Company upon exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received by Company for issuing warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to Company upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any Additional Shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, Company shall be deemed to have received for such Additional Shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

(b) When Adjustments to Be Made. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which this Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of Common Stock, as provided for in Section 4.1) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock for which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(c) Fractional Interests. In computing adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest 1/10th of a share.

(d) When Adjustment Not Required. If Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(e) Escrow of Warrant Stock. If after any property becomes distributable pursuant to this Section 4 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, and Holder exercises this Warrant, any Additional Shares of Common Stock issuable upon exercise by reason of such adjustment shall be deemed the last shares of Common Stock for which this Warrant is exercised (notwithstanding any other provision to the contrary herein) and such shares or other property shall be held in escrow for Holder by Company to be issued to Holder upon and to the extent that the event actually takes place, upon payment of the then Current Warrant Price. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be cancelled by Company and escrowed property returned.

(f) Challenge to Good Faith Determination. Whenever the Board of Directors of Company shall be required to make a determination in good faith of the fair value of any item under this Section 4, such determination may be challenged in good faith by the Majority Holders, and any dispute shall be resolved by an investment banking firm of recognized national standing selected by the Majority Holders.

4.8. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of Company, then each Holder shall have the right thereafter to receive, upon exercise of such Warrant, the number of shares of common stock of the successor or acquiring corporation or of Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of Company with the approval of the Majority Holders) in order to provide for adjustments of shares of Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4. For purposes of this Section 4.8, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.8 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

4.9. Other Action Affecting Common Stock. In case at any time or from time to time Company shall take any action in respect of its Common Stock, other than any action described in this Section 4, then, the number of shares of Common Stock or other stock for which this Warrant is exercisable purchase price thereof shall be adjusted upward and the purchase price thereof shall be adjusted downward in such manner as may be equitable in the circumstances.

4.10. Certain Limitations. Notwithstanding anything herein to the contrary, Company agrees not to enter into any transaction which, by reason of any adjustment hereunder, would cause the Current Warrant Price to be less than than the par value per share of Common Stock.

5.       NOTICES TO WARRANT HOLDERS

5.1. Notice of Adjustments. Whenever the number of shares of Common Stock for which this Warrant is exercisable, or whenever the price at which a share of such Common Stock may be purchased upon exercise of the Warrants, shall be adjusted pursuant to Section 4, Company shall forthwith prepare a certificate to be executed by the chief financial officer of Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of Company determined the fair value of any evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights referred to in Section 4.2 or 4.7(a)), specifying the number of shares of Common Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 4.8 or 4.9) describing the number and kind of any other shares of stock or Other Property for which this Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. Company shall promptly cause a signed copy of such certificate to be delivered to each Holder in accordance with Section 17.2. Company shall keep at its office or agency designated pursuant to Section 12 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective purchaser of a Warrant designated by a Holder thereof.

5.2.     Notice of Corporate Action.  If at any time

(a) Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

(b) there shall be any capital reorganization of Company, any reclassification or recapitalization of the capital stock of Company or any consolidation or merger of Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of Company to, another corporation, or

(c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of Company;

then, in any one or more of such cases, Company shall give to Holder (i) at least 30 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 30 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify
(i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of Company and delivered in accordance with Section 17.2.

6.       NO IMPAIRMENT

                  Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant, (b) take all such action as may be necessary or appropriate in order that Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable Company to perform its obligations under this Warrant.
                  Upon the request of Holder, Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to Holder, the continuing validity of this Warrant and the obligations of Company hereunder.

7. RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY

                  From and after the date hereof, Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

                  Before taking any action which would cause an adjustment reducing the Current Warrant Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, Company shall take any corporate action which may be necessary in order that Company may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Current Warrant Price.

                  Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Current Warrant Price, Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

                  If any shares of Common Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority or other governmental approval or filing under any federal or state law (otherwise than as provided in Section 9) before such shares may be so issued, Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

8.       TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS

                  In the case of all dividends or other distributions by Company to the holders of its Common Stock with respect to which any provision of
Section 4 refers to the taking of a record of such holders, Company will in each such case take such a record and will take such record as of the close of business on a Business Day. Company will not at any time, except upon dissolution, liquidation or winding up of Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

9.       TRANSFERABILITY

9.1. Registration. The Company shall at all times maintain such registrations and qualifications in effect under the Securities Act and under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each holder of (i) Warrant Stock or (ii) this Warrant in respect of Warrant Stock issuable upon the exercise of this Warrant shall request (provided, however, that Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service or process) such that the Warrant Stock is freely transferable under the Securities Act and all other applicable law.

9.2. Indemnification. (a) Company shall indemnify and hold harmless each holder of Warrant Stock (and any holder of this Warrant, in respect of the Warrant Stock issuable upon exercise hereof), each such holder's directors and officers, and each other Person (including each underwriter) who participated in the offering of any Warrant Stock and each other Person, if any, who controls such holder or such participating Person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or participating Person or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively "Violations"): (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such holder or such director, officer or participating Person or controlling Person for any legal or any other expenses reasonably incurred by such holder or such director, officer or participating Person or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action;

         (b) Each holder of Warrant Stock who participates in an offering of Warrant Stock hereunder shall indemnify and hold harmless the Company, each of its directors, each of its officers who shall have signed any registration statement filed in connection with such offering, each Person, if any, who controls the Company within the meaning of the Securities Act, any other holder of Warrant Stock who participated in the offering of any Warrant Stock, any controlling Person of any such other holder and each officer, director, partner, and employee of such other holder of Warrant Stock and such controlling Person, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing Persons may otherwise become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are determined by a court of competent jurisdiction by a final non-appealable order to have solely arisen out of or be based upon a Violation that occurred in reliance upon and in conformity with written information furnished by such holder of Warrant Stock expressly for use in connection with such registration; provided, however, that
(x) the indemnification required by this Section 9.2(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if settlement is effected without the consent of the relevant holder of Warrant Stock, which consent shall not be unreasonably withheld, and (y) in no event shall the amount of any indemnity under this Section 9.2(b) exceed the net proceeds from the applicable offering received by such holder of Warrant Stock

10.      SUPPLYING INFORMATION

                  Company shall cooperate with each Holder of a Warrant and each holder of Warrant Stock in supplying such information as may be reasonably necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant Stock.

11.      LOSS OR MUTILATION

                  Upon receipt by Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it (it being understood that the written agreement of FRIT PRT LENDING LLC shall be sufficient indemnity), and in case of mutilation upon surrender and cancellation hereof, Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to Company for cancellation.

12.      OFFICE OF COMPANY

                  As long as any of the Warrants remain outstanding, Company shall maintain an office or agency (which may be the principal executive offices of Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant.

13.      FINANCIAL AND BUSINESS INFORMATION

13.1. Quarterly Information. During such period, if any, that the Company is not required to file periodic reports under the Exchange Act, Company will deliver to each Holder, as soon as practicable after the end of each of the first three quarters of Company, and in any event within 45 days thereafter, one copy of an unaudited consolidated balance sheet of Company and its subsidiaries as at the close of such quarter, and the related unaudited consolidated statements of income and cash flows of Company for such quarter and, in the case of the second and third quarters, for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year. Such financial statements shall be prepared by Company in accordance with GAAP and accompanied by the certification of Company's chief executive officer or chief financial officer that such financial statements are complete and correct and present fairly the consolidated financial position, results of operations and cash flows of Company and its subsidiaries as at the end of such quarter and for such year-to-date period, as the case may be.

13.2. Annual Information. During such period, if any, that the Company is not required to file periodic reports under the Exchange Act, Company will deliver to each Holder as soon as practicable after the end of each fiscal year of Company, and in any event within 90 days thereafter, one copy of:

             (i) an audited consolidated balance sheet of Company and its subsidiaries as at the end of such year, and

             (ii) audited consolidated statements of income, retained earnings and cash flows of Company and its subsidiaries for such year;

setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all prepared in accordance with GAAP, and which audited financial statements shall be accompanied by (i) an opinion thereon of the independent certified public accountants regularly retained by Company, or any other firm of independent certified public accountants of recognized national standing selected by Company and (ii) a report of such independent certified public accountants confirming any adjustment made pursuant to Section 4 during such year.

13.3. Filings. Company will file on or before the required date all regular or periodic reports (pursuant to the Exchange Act) with the Commission and will deliver to Holder promptly upon their becoming available one copy of each report, notice or proxy statement sent by Company to its stockholders generally, and of each regular or periodic report (pursuant to the Exchange Act) and any Registration Statement, prospectus or written communication (other than transmittal letters) (pursuant to the Securities Act), filed by Company with (i) the Commission or (ii) any securities exchange on which shares of Common Stock are listed.

14.      [INTENTIONALLY OMITTED]

15.      APPRAISAL

                  The determination of the Appraised Value per share of Common Stock shall be made by an investment banking firm of nationally recognized standing selected by the Majority Holders. If the investment banking firm selected by the Majority Holders is not acceptable to the Company and Company and the Majority Holders cannot agree on a mutually acceptable investment banking firm, then the Majority Holders and Company shall each choose one such investment banking firm and the respective chosen firms shall agree on another investment banking firm which shall make the determination. Company shall retain, at its sole cost, such investment banking firm as may be necessary for the determination of Appraised Value required by the terms of this Warrant.

16.      LIMITATION OF LIABILITY

                  No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Common Stock or as a stockholder of Company, whether such liability is asserted by Company or by creditors of Company.

17.      MISCELLANEOUS

17.1. Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies. If Company fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Warrant, Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

17.2. Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed as follows:

(a) If to any Holder or holder of Warrant Stock, at its last known address appearing on the books of Company maintained for such purpose.

(b)      If to Company at

                           Prime Retail, Inc.
                           100 East Pratt Street
                           Nineteenth Floor
                           Baltimore, MD 21202
                           Attention:  President

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, or three Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, approval, declaration, delivery or other communication to the person designated above to receive a copy shall in no way adversely affect the effectiveness of such notice, demand, request, approval, declaration, delivery or other communication.

17.3. Indemnification. Company agrees to indemnify and hold harmless Holder from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against Holder in any manner relating to or arising out of (i) Holder's exercise of this Warrant and/or ownership of any shares of Warrant Stock issued in consequence thereof, or (ii) any litigation to which Holder is made a party in its capacity as a stockholder of Company; provided, however, that Company will not be liable hereunder to the extent that any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses or disbursements are found in a final non-appealable judgment by a court to have resulted from Holder's gross negligence, bad faith or willful misconduct in its capacity as a stockholder or warrantholder of Company.

17.4. Remedies. Each holder of Warrant and Warrant Stock, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

17.5. Successors and Assigns. Subject to the provisions of Sections 3.1, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of Company and the successors and assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant or Warrant Stock, and shall be enforceable by any such Holder or holder of Warrant Stock.

17.6. Amendment. This Warrant and all other Warrants may be modified or amended or the provisions hereof waived with the written consent of Company and the Majority Holders, provided that no such Warrant may be modified or amended to reduce the number of shares of Common Stock for which such Warrant is exercisable or to increase the price at which such shares may be purchased upon exercise of such Warrant (before giving effect to any adjustment as provided therein) without the prior written consent of the Holder thereof.

17.7. Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

17.8. Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

17.9. Governing Law. This Warrant shall be governed by the laws of the State of New York, without regard to the provisions thereof relating to conflict of laws.






                                       [the next page is the signature page]

                  IN WITNESS WHEREOF, Company has caused this Warrant to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.

Dated:  December 22, 2000


                                               PRIME RETAIL, INC.



                                               By:  /s/ C. Alan Schroeder
                                               ---------------------------------
                                               Name:  C. Alan Schroeder
                                               Title:  Executive Vice President